UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

New Generation Biofuels Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW GENERATION BIOFUELS HOLDINGS, INC.
5850 Waterloo Road - Suite 140
Columbia, MD 21045

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholders:

On behalf of the Board of Directors of New Generation Biofuels Holdings, Inc. (the “Company,” “New Generation,” “we,” “our,” or “us”), it is my pleasure to invite you to a Special Meeting of Shareholders. The special meeting of shareholders will be held on Thursday, February 10, 2011, at 9:00 A.M. Eastern Time, at our headquarters at 5850 Waterloo Road, Suite 140, Columbia, MD 21045.  The special meeting has been called:

1.	To amend the Articles of Incorporation, as amended, of the Company to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000;

2.	To amend the Company’s Omnibus Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 10,000,000 to 30,000,000;

3.	To consider any other business properly brought before the meeting, or any adjournment or postponement.

Shareholders of record at the close of business on December 30, 2010, are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement.

Under the Florida Business Corporation Act (the “FBCA”), there are no dissenters’ rights of appraisal or similar rights of dissenters applicable to any of the matters being voted upon.

This proxy statement and the enclosed proxy card are first being mailed to our shareholders on or about January 17, 2011.

By Order of the Board of Directors,

Miles F. Mahoney
President and Chief Executive Officer

Dated: January 14, 2011

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED IN THIS NOTICE AS PROMPTLY AS POSSIBLE.  YOU ALSO MAY SUBMIT YOUR VOTE BY MAIL IF YOU PREFER, ALTHOUGH WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR OVER THE INTERNET TO HELP SAVE THE COMPANY ON PRINTING COSTS AND POSTAGE FEES.

NEW GENERATION BIOFUELS HOLDINGS, INC.
5850 Waterloo Road - Suite 140
Columbia, MD 21045

PROXY STATEMENT
FOR A SPECIAL MEETING OF SHAREHOLDERS
To Be Held On February 10, 2011

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving these materials?

You are receiving this proxy statement and the enclosed proxy card because the Board of Directors of New Generation Biofuels Holdings, Inc. (“Company,” “we,” “us,” or “our”) is soliciting your proxy, as the shareholder of record, to vote at a Special Meeting of Shareholders. As of December 30, 2010, you are a shareholder of record because you own shares of our common stock, or our Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”).

Who may vote at the special meeting?

Only shareholders of record at the close of business on December 30, 2010, will be entitled to vote at the special meeting. As of December 30, 2010, there was a total of 83,971,296 shares of common stock and Series B Preferred Stock outstanding and entitled to vote (on an as converted basis), including 82,083,896 shares of common stock and 45,785 shares of Series B Preferred Stock (which are convertible into 1,887,400 shares of common stock including accrued but unissued dividend shares). As of June 8, 2010, all shares of Series A Cumulative Convertible Preferred Stock automatically converted into common stock and are no longer outstanding.

Shareholder of Record: Shares Registered in Your Name

If, on December 30, 2010, your shares were registered directly in your name with our transfer agent, Olde Monmouth Stock Transfer Co. Inc., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on December 30, 2010, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. In addition, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent, and therefore you are encouraged to have your broker submit a proxy on your behalf.

What am I voting on?

There are two matters scheduled for a vote:

•	To amend the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000; and

•	To amend the Company’s Omnibus Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 10,000,000 to 30,000,000.

What is the effect to the Company if the amendment to the Company’ Articles of Incorporation is not approved at the Special Meeting?

As of the date of this proxy, the Company is close to exceeding its authorized shares of common stock between the shares of common stock that are issued and outstanding and the shares of common stock that are reserved for issuance pursuant to certain convertible securities and warrants to purchase shares of common stock.

If we do not increase our authorized shares of common stock we may be unable to raise additional capital for working capital of the Company and we may be unable to adequately fund our business activities on a going forward basis. Additionally, if we do not increase our authorized shares, we may also be in default under certain contractual obligations with respect to reserving additional shares for issuance or for having sufficient ability to raise additional capital.

Will any other matters be voted on?

As of the date of this proxy statement, we do not know of any other matters that will be presented for consideration at the special meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a shareholder vote, valid proxies will be voted by the holders of the proxies in their own discretion.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	“FOR” the amendment of the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000.

•	“FOR” the amendment of the Company’s Omnibus Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 10,000,000 to 30,000,000;

Who is paying for this proxy solicitation?

We will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to directors, officers or other employees for such services.

How many shares must be present to hold the special meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares of common stock and Series B Preferred Stock (on an as converted basis) are present at the meeting in person or represented by proxy. The holders of 41,985,649 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How do I vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may (a) vote in person at the special meeting, (b) vote by proxy using the enclosed proxy card, (c) vote by proxy over the telephone, or (d) vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the special meeting, and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on February 9, 2011, to be counted.

•
To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on February 9, 2011, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

At the special meeting, holders of our common stock and Series B Preferred Stock vote together as a single class, on an as converted basis. As of the record date, votes per share on each matter scheduled for a vote are as follows:

•	Each share of common stock is entitled to one vote; and

•	Each share of Series B Preferred Stock is entitled to 34 votes plus additional votes based on accrued but unissued dividends.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” Proposal 1 and Proposal 2. In addition, if any other matter is properly presented at the meeting, your proxyholder (the individuals named on your proxy card) will vote your shares in his own discretion.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the special meeting. If you are the shareholder of record, you may revoke your proxy in any one of four ways:

(1)	You may submit another properly completed proxy card with a later date;

(2)	You may enter a new vote over the Internet or by telephone by 11:59 p.m., Eastern Time on February 9, 2010;

(3)	You may send a timely written notice that you are revoking your proxy to New Generation Biofuels Holdings, Inc., 5850 Waterloo Road - Suite 140, Columbia, MD 21045, Attention: Dane R. Saglio; or

(4)	You may attend the special meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How do I vote my shares without attending the special meeting?

A proxy for use at the special meeting and a return envelope are enclosed. Shares of our common stock and Series B Preferred Stock (on an as converted basis) represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the special meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted “FOR” approval of the proposals considered at the special meeting. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. We are not aware of any other matters that are likely to be brought before the special meeting. If any other matter is properly presented at the special meeting for action, the persons named in the accompanying proxy will vote on such matter in their own discretion.

How do I vote my shares in person at the special meeting?

Even if you plan to attend the special meeting, we encourage you to vote by signing, dating and returning the enclosed proxy card so your vote will be counted if you are unable to, or later decide not to, attend the special meeting. If you are a shareholder of record, you may vote in person by marking and signing the ballot to be provided at the special meeting. If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other shareholder of record in order to vote by ballot at the special meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For,” “Withhold,” and “Against” votes, abstentions, and broker non-votes.

What are “broker non-votes”?

Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. Broker-dealers who hold their customers’ shares in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters. Broker-dealers may not vote such shares on other “non-routine” matters without specific instructions from the customers who beneficially own such shares. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Proposal 1 and Proposal 2 are considered “non-routine” under the Nasdaq Marketplace Rules.

How many votes are needed to approve each proposal?

•
Amendment of the Company’s Articles of Incorporation, as amended: The approval of the amendment to the Articles of Incorporation will require the affirmative vote of the holders of a majority of the votes cast on the proposal. Brokers do not have discretionary authority to vote shares on this proposal without instructions from the beneficial owner. Abstentions and broker non-votes will have no effect on the vote.

•
Amendment of the Company’s Omnibus Incentive Plan: The approval of the amendment to the Omnibus Incentive Plan will require the affirmative vote of the holders of a majority of the votes cast on the proposal. Brokers do not have discretionary authority to vote shares on this proposal without instructions from the beneficial owner. Abstentions and broker non-votes will have no effect on the vote.

How can I find out the results of the voting at the special meeting?

Preliminary voting results will be announced at the special meeting. Preliminary voting results will be disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission no later than four business days after the special meeting.

When are shareholder proposals due for next year’s annual meeting?

Shareholder proposals for the 2011 Annual Meeting of Shareholders must be received at our principal executive offices by February 11, 2011, to be considered timely or to be eligible for inclusion in the proxy materials. A shareholder who wishes to present a proposal at the 2011 annual meeting, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to our principal executive offices by April 12, 2011.

How do I obtain an Annual Report on Form 10-K?

A copy of our 2010 annual report on Form 10-K for the year ended December 31, 2009, is available through our website at www.newgenerationbiofuels.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 10, 2010.

The Proxy Statement and the Annual Report on Form 10-K are available at  www.proxyvote.com.

PROPOSAL 1

AMENDMENT TO OUR ARTICLES OF INCORPORATION, AS AMENDED

Description of Proposed Amendment

On December 29, 2010, our Board of Directors approved, subject to shareholder approval, an amendment to the Company’s Articles of Amendment, as amended (the “Articles”) to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000 shares.  Other than this increase in the number of authorized shares, all other provisions of the Articles will remain the same.

The Board of Directors believes that the proposed increase in the number of authorized shares in the Articles is in the best interests of the Company and its shareholders, and will enhance our ability to finance the development and operation of our business. The Company does not have any present intention to enter into any business combination or merger transaction.

The Board of Directors approved the amendment to the Articles in order to increase our authorized share capital so that such shares of common stock will be available to issuance for general corporate purposes, including financing activities and increasing the authorized pool of common stock available for equity awards under our Omnibus Incentive Plan, without further action by our shareholders. Increasing the number of authorized shares of common stock will give us greater flexibility as we continue to investigate additional sources of financing, which our Board of Directors believes will be in the best interests of the Company and our shareholders.

The amendment to our Articles to increase the number of authorized shares of common stock will not have any immediate impact on the rights of our existing shareholders; however, our Board of Directors will be able to issue additional shares of common stock without requiring any additional future approval by our shareholders for such issuances, except as may required by applicable law or other agreements. To the extent that we issue any additional shares of common stock in the future, such issuances will decrease our current shareholders overall percentage of ownership of the Company and may have a dilutive impact on our current shareholders depending on the consideration received by the Company in connection with such issuances.

Dissenters’ Rights of Appraisal

Under the FBCA, our shareholders are not entitled to appraisal rights with respect to the amendment to the Articles and we will not independently provide our shareholders such right.

Vote Required

The amendment to the Articles will require the affirmative vote of the holders of a majority of the votes cast on the proposal.

Our Recommendation

 THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO AMEND THE ARTICLES OF INCORPORATION, AS AMENDED.

PROPOSAL 2

AMENDMENT TO THE OMNIBUS INCENTIVE PLAN

Description of Proposed Amendment

On December 29, 2010, our Board of Directors approved, subject to shareholder approval, an amendment to the Omnibus Incentive Plan (the “Plan”) to increase the number of shares reserved for issuance under the Plan from 10,000,000 to 30,000,000 shares. Other than this increase in the number of shares reserved for issuance and the increase approved by the shareholders in May 2009, and July 2010, all other provisions of the Plan will remain the same as adopted in October 2007 by our Board of Directors and in December 2007 by our shareholders.

The Board of Directors believes that the proposed increase in the number of shares reserved for issuance under the Plan is in the best interests of the Company and its shareholders, consistent with our compensation strategy and essential to our continued success. As a small cap, emerging growth public company, we rely significantly on equity incentives to attract, motivate and retain executive officers and engineering, marketing, sales and other personnel. The Board may use the proposed increase to grant equity incentives to Miles F. Mahoney, our Chief Executive Officer, as well as other employees. Equity awards are a particularly important component of our compensation mix because they align the interests of our employees with those of our shareholders and allow us to conserve cash for other uses.

As of December 1, 2010, there were 1,351,752 shares available for issuance under the Plan, which substantially limits our ability to issue equity to existing employees or potential new hires or to implement any further employee compensation shifts to equity to conserve cash. Including the proposed increase in the shares available under the Plan, total employee stock awards as of December 1, 2010, totaled 10.5% (6.2% on a fully diluted basis) of our outstanding common stock either issued or reserved, as compared to 36% of our outstanding common stock (29% on a fully diluted basis) in December 2007, and 18.7% of our outstanding common stock (10.6% on a fully diluted basis) in May 2010.

If Proposal 2 is approved, 21,351,752 shares will be available for issuance under the Plan.

Vote Required

The amendment to the Omnibus Incentive Plan will require the affirmative vote of the holders of a majority of the votes cast on the proposal.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO AMEND THE OMNIBUS INCENTIVE PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	5,414,718	(1)	$1.34	959,160

Equity compensation plans not approved by security holders	4,742,700	(2)	$2.77	N/A

Total	10,157,418		$2.01	959,160

(1)
Consists of, as of December 1, 2010: (i) an aggregate of 2,759,156 presently exercisable and 913,333 presently unexercisable options issued to our named executive officers and directors under individual written option agreements, (ii) an aggregate of 1,052,729 presently exercisable and 379,500 presently unexercisable options issued to our employees under individual written option agreements, and (iii) an aggregate of 110,000 presently exercisable and 100,000 presently unexercisable non-employee options issued to consultants of the Company.

(2)
Consists of, as of December 1,, 2010: (i) an aggregate of 3,987,035 presently exercisable and 0 presently unexercisable options issued to our named executive officers and directors under individual written employment and/or option agreements, (ii), an aggregate of 674,665 presently exercisable and 0 presently unexercisable employee options issued to our employees under individual written option agreements and (iii) an aggregate of 81,000 presently exercisable and 0 presently unexercisable non-employee  options issued to consultants of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our capital stock as of December 1, 2010, by:

•	Each of our directors;

•	Each of our named executive officers;

•	All of our directors and executive officers as a group; and

•	Each person known by us to beneficially own more than five percent (5%) of our outstanding common stock.

Under SEC rules, beneficial ownership includes any shares of common stock which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentage of beneficial ownership is calculated based on 78,763,620 shares of our common stock outstanding as of December 1, 2010. In calculating the number of shares beneficially owned and the percentage ownership, shares of common stock subject to Series B Preferred Stock conversion rights (including accrued dividends), options or warrants held by that person that are currently exercisable or convertible or become exercisable or convertible within 60 days after December 1, 2010 are deemed outstanding even if they have not actually been exercised or converted. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that all persons named in this table have sole voting power and investment power over all the shares beneficially owned by them.

Security Ownership of Management and Directors:

Title of Class	Name Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class
Common Stock	Miles F. Mahoney	1,500,000	(2)	1.3%
Common Stock	Dane R. Saglio	160,000	(3)	**
Common Stock	David H. Goebel, Jr.	672,446	(4)	**
Common Stock	John E. Mack	211,051	(5)	**
Common Stock	Douglas S. Perry	–		**
Common Stock	J. Robert Sheppard, Jr.	200,000	(6)	**

Common Stock	Directors and executive officers as a group (8 people)	3,719,580		4.6%

Other Shareholders:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
Common Stock	Socius CG, Ltd. Clarendon House 2 Church St. Hamilton HM11, Bermuda	5,950,000	(7)	2.5

Common Stock	Robbins Capital Partners, L.P. T. Robbins Capital Management, LLC Todd B. Robbins 100 First Stamford Place, 6th Floor East Stamford, Connecticut 06902	2,935,000	(8)	8.2

Common Stock	2020 Energy, LLC Abraham Jacobi 2600 N. Central Avenue Phoenix, Arizona 85004	9,542,904	(9)	11.8

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after December 1, 2010, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)
Consists of: a) 500,000 shares of common stock as to which Mr. Mahoney has sole voting and investment power, b) 500,000 shares of unvested restricted stock as to which Mr. Mahoney has sole voting power, and c) 500,000 shares issuable pursuant to options exercisable within 60 days of December 1, 2010.

(3)	Consists of 160,000 shares issuable pursuant to options exercisable within 60 days of December 1, 2010.

(4)
Consists of: a) 25,782 shares of common stock as to which Mr. Goebel has sole voting and investment power, b) 267,657 shares of unvested restricted stock as to which Mr. Goebel has sole voting power, and c)379,007 shares issuable pursuant to options exercisable within 60 days of December 1, 2010.

(5)
Consists of: a) 200,000 shares issuable pursuant to options exercisable within 60 days of December 1, 2010, b) 7,926 shares of common stock as to which Mr. Mack has sole voting and investment power,, c) 3,125 shares of common stock issuable upon the exercise of 3,125 warrants as to which Mr. Mack has sole voting and investment power.

(6)	Consists of: 200,000 shares issuable pursuant to options exercisable within 60 days of December 1, 2010.

(7)	Consists of: 5,950,000 shares of common stock of which Socius CG, Ltd. has sole voting and investment power.

(8)
Based upon the Schedule 13G/A filed with the SEC on February 16, 2010, Robbins Capital Partners, L.P., T. Robbins Capital Management, LLC and Todd B. Robbins (collectively, the “Reporting Persons”), are the beneficial owners of 2,935,000 shares of our common stock consisting of: a) 2,125,000 shares of common stock and b) 810,000 shares of common stock issuable upon the exercise of 810,000 warrants.  The Reporting Persons together have shared power to vote or direct the vote and shared power of disposition of 2,935,000 shares.

(9)
2020 Energy LLC is the record owner of 9,542,904 shares of our common stock, including 7,342,904 shares of common stock and 2,200,000 shares of common stock issuable upon the exercise of 2,200,000 warrants. As the sole member, Abraham Jacobi has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of the securities.  Mr. Jacobi has partnered with Mr. Petrucci to form PTJ Bioenergy Holdings, Ltd., an entity that is the licensor (by assignment from Mr. Petrucci) under our Exclusive License Agreement for our biofuel technology.

** Less than 1%

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table presents information concerning compensation for each of our named executive officers for services in all capacities during the years indicated:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

David A. Gillespie (4)	2009	75,537	–	87,000	–	–	100,000	262,537
Former President &	2008	240,000	–	240,000	–	80,313	–	560,313
Chief Executive Officer	2007	240,000	–	–	–	120,000	–	360,000

Lee S. Rosen	2009	156,000	190,000	1,001,475	916,819	–	7,302	2,272,086
Chairman of the Board	2008	180,000	–	–	–	–	–	180,000
	2007	180,000	–	–	–	120,000	–	300,000

Cary Claiborne (4)	2009	211,716	–	262,114	1,109,912	27,405	10,105	1,621,252
President and CEO	2008	225,000	–	44,110	–	75,294	–	344,404
	2007	18,750	–	25,000	2,265,675	4,204	–	2,313,629

David H. Goebel (5)	2009	173,230	–	100,321	296,581	32,480	8,062	610,674
Chief Operating Officer

(1)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to restricted stock and stock option awards granted to our Named Executive Officers. For more information concerning the assumptions used for these calculations, please refer to the notes to the financial statements contained in the 2007, 2008 and 2009 Annual Reports on Form 10-K.

(2)	Represents the performance-based cash bonuses earned by each Named Executive Officer in each respective year.

(3)
Represents the “gross-up” amount we paid on behalf of each Named Executive Officer for the payment of employment taxes due upon the vesting of their restricted stock. The amount for Mr. Gillespie represents the severance payment paid to him pursuant to his separation agreement.

(4)
Mr. Gillespie resigned as President, Chief Executive Officer and Director, effective March 16, 2009.  Mr. Gillespie was replaced by Mr. Claiborne, who was appointed by the board of directors to President, Chief Executive Officer and Director and who retained his role as Chief Financial Officer until March 2010.

(5)	Mr. Goebel was appointed as Chief Operating Officer in July 2009.

Performance Goals

The Compensation Committee sets performance goals each year to prospectively align financial rewards for management with overall corporate and shareholder objectives.  The performance goals provide a basis for the Compensation Committee and management to objectively measure achievement of these objectives and to pay or grant performance-based incentive compensation under various employment agreements and our Management Equity Compensation Plan.  Each performance goal is assigned a weighting based on its relative importance, and some goals were assigned minimum thresholds below which no credit for performance is recognized.  Some performance goals apply collectively to all our employees, and some goals apply only to our Chairman and our Chief Executive Officer.

2009 Performance Goals

For fiscal year 2009, the Compensation Committee adopted performance goals relating to:

Management Team

•	Executing signed sales contracts for a minimum quantity of gallons of biofuel; and

•	achieving customer satisfaction shown through reorders, responses to customer surveys and other feedback.

Chairman and Chief Executive Officer

•	achieving management team’s performance goals; and

•	raising sufficient capital to execute our business plan.

In February 2010, the Compensation Committee reviewed the 2009 performance goals and determined that 46.4% of the 2009 performance goals were met for the management team and 23.2% of the performance goals were met for the Chairman and Chief Executive Officer. See the “Summary Compensation Table” for further information on the non-equity incentive compensation earned in 2009.  The following table sets forth the equity grants based on the 2009 performance goals which were approved on March 6, 2010:

		2009 Equity Awards
Name	“Target” Total Shares	Options	Stock	Total
David A. Gillespie	–	–	-	–
Lee S. Rosen	427,713	36,303	62,926	99,229
Cary J. Claiborne	602,432	64,682	75,082	139,764
David H. Goebel	315,479	51,040	95,342	146,382

Management Equity Compensation Plan

In May 2008, the Compensation Committee approved a Management Equity Compensation Plan (the “Equity Compensation Plan”) to ensure that equity remains a significant component of management compensation, to align employee and shareholder interests by providing opportunities for employees to own our common stock and to motivate and retain key employees with multi-year equity incentives. The Equity Compensation Plan generally contemplates annual restricted stock and option grants based on achieving certain performance targets and vesting annually over three years. The amount of each award is relative to an employee’s total compensation and based on the individual’s ability to affect our results, with higher level positions generally receiving grants equal to a greater percentage of their compensation than lower level positions. In 2010, we issued 744,781 restricted shares and options under the Equity Compensation Plan to certain employees based on achieving certain 2009 performance targets. The number of restricted shares granted was calculated based on the dollar value of the award divided by the closing price of our common stock on the Nasdaq Stock Market on the date the grant was approved by the Compensation Committee.

Employment and Separation Agreements

Miles F. Mahoney

Effective October 9, 2010, we entered into an employment agreement with Miles F. Mahoney to serve as our President and Chief Executive Officer. This agreement is similar to the employment agreements with our other senior executive officers. Under the employment agreement, Mr. Mahoney receives an initial salary of $18,750 per month and will be eligible to earn an incentive cash bonus of up to $125,000 if the Company enters into a definitive agreement with a strategic investor for financing in the Company on or before December 31, 2010.  The Employment Agreement may be terminated by either the Company or Mr. Mahoney on 30 days notice. Additionally, the Company granted Mr. Mahoney an incentive stock option to purchase 1,000,000 shares of the Company’s common stock and also issued Mr. Mahoney 1,000,000 shares of stock on October 9, 2010, half of which are subject to restrictions until the first anniversary of the grant date.

David H. Goebel, Jr.

Effective October 9, 2010, we entered into an employment agreement with David H. Goebel, Jr. our, Chief Operating Officer. This agreement is similar to the employment agreements with our other senior executive officers.  Under the employment agreement, Mr. Goebel will receive a base salary of $200,000 and is eligible for a cash bonus of up to 50% of his base salary and is also eligible for an annual performance-based restricted stock grant of up to 75% of his annual salary that vests in annual equal tranches over a three year period.

Cary J. Claiborne

Effective December 1, 2007, we entered into an employment agreement with Cary J. Claiborne to serve as our Chief Financial Officer. This agreement is similar to the employment agreements with our other senior executive officers. Under the employment agreement, Mr. Claiborne receives an initial salary of $18,750 per month and options to purchase 750,000 shares of our common stock at an exercise price of $4.00 per share, the fair market value of our common stock on the grant date of December 1, 2007 and restricted stock in the amount of $75,000. The stock options consist of 300,000 time based options and 450,000 performance based options. The stock options and the restricted stock will vest incrementally through 2010. The options expire on December 1, 2017. The employment agreement provides for a relocation expense reimbursement of up to $50,000 and for participation in our executive bonus plan, with a maximum eligible bonus of 50% of base salary, subject to achieving certain performance targets. The agreement includes other customary terms, including participation in any incentive and benefit plans made available to executive officers. The employment agreement will automatically renew for successive one year periods unless we elect to terminate the agreement upon not less than 270 days notice prior to the expiration of the then current term.

Mr. Claiborne’s employment agreement provides that his employment may be terminated by the company upon death, disability, for “cause,” and “without cause” and that he can resign from us with or without good reason or retire. Upon Mr. Claiborne’s death, his employment will automatically terminate and (i) any vested options may be exercised on or before the expiration date of such options (payments made under this subsection (i) are referred to as “Equity Compensation”); and (ii) his legal representatives shall receive (A) his compensation that is earned but unpaid and (B) any other amounts or benefits owing to him under an employee benefit plan, long term incentive plan or equity plan (payments made under this subsection (ii) are collectively referred to as, the “Accrued Amounts”). If Mr. Claiborne’s employment is terminated without cause or by Mr. Claiborne for good reason, then he shall receive (i) his base salary and bonus, if any (with the achievement of bonus targets presumed), for the time period that is remaining under his employment agreement or 12 months, whichever amount is less; (ii) his Equity Compensation, including all unvested time vesting options and the next unvested tranche of performance vesting options; and (iii) his Accrued Amounts. If Mr. Claiborne’s employment is terminated because he is disabled, then he shall receive (i) his base salary, for the time period that is remaining under his employment agreement or six months, whichever amount is less; (ii) his Equity Compensation, including the next unvested tranche of performance vesting options; and (iii) his Accrued Amounts. If Mr. Claiborne’s employment is terminated by the company for “cause,” then he shall receive the Accrued Amounts and may exercise his vested options for a period of thirty days. If Mr. Claiborne resigns without good reason or retires then he shall receive the Accrued Amounts.

Mr. Claiborne’s employment agreement also provide that in the event that a “Change of Control” (as defined in the agreement) of the company shall occur during the term of his employment agreement, and within 12 months thereafter his employment is terminated without cause or by him for good reason, then (1) his severance compensation will be as set forth above for termination without cause or by him for good reason, as the case may be, and (2) all his unvested time vesting options and performance vesting options will vest and remain exercisable for the balance of the option term.

Mr. Claiborne resigned as our President and Chief Executive Officer and Director effective October 9, 2010, and we entered into a separation agreement with Mr. Claiborne under which his employment agreement was terminated, which included the following material terms:

•	$70,000 in cash, less standard deductions and withholding;
•	within 21 calendar days after the separation date, the Company shall file an S-8 Registration Statement to register all shares and options granted under the Company’s Omnibus Incentive Plan;
•	a grant of 1,500,000 shares of common stock , which will be registered as part of the aforementioned S-8 Registration Statement;
•
accelerated vesting on certain time-based stock options and stock grants dated December 1, 2007, and April 9, 2009  consisting of (1) options to purchase 65,000 shares of the Company’s common stock; and (2) 300,000 shares of the Company’s common stock respectively;

•
accelerated vesting on certain performance-based stock options and stock grants dated December 1, 2007, and April 9, 2009  consisting of (1) options to purchase 125,000 shares of the Company’s common stock; and (2) 307,604 shares of the Company’s common stock respectively;

•	accelerated vesting on a certain previously granted three-year restricted stock grants, consisting of 251,715 shares of the Company’s common stock;
•	reimbursement for up to $12,000 in documented outplacement services;
•	18 months of reimbursement for COBRA premiums in order to provide health and life insurance benefits at least equal to those provided at the time of separation; and
•	Entered into a consulting agreement to provide advisory and other transition services.

Andrea Festuccia

On September 19, 2006, we entered into an amended and restated employment agreement with Dr. Festuccia to serve as the Chief Technology Officer for a term expiring on April 1, 2009, which is automatically extended for additional one-year terms unless notice of termination is given at least ninety days prior to the end of the term by either Dr. Festuccia or us.

The employment agreement of Dr. Festuccia provides that he will initially receive a fixed base salary at an annual rate of $150,000 and customary employee benefits. Dr. Festuccia’s employment agreement also provides that if the board of directors establishes an incentive compensation plan or a bonus plan, he will be eligible to participate in such incentive compensation plan and bonus plan. Dr. Festuccia’s agreement provides for a grant of 500,000 stock options at a price of $1.50 per share, of which 100,000 vest immediately and the balance vest, in two annual installments.

The employment agreement for Dr. Festuccia provides that such executive’s employment may be terminated by us upon death, disability, for “cause,” and “without cause” and that such executive can resign from with or without good reason or retire. Upon the executive’s death, his employment will automatically terminate and (i) any unvested equity compensation granted to such executive shall immediately vest and any vested options may be exercised on or before the earlier of (A) the expiration date of such options and (B) twelve months after such executive’s death (payments made under this subsection (i) are referred to as “Equity Compensation”); and (ii) the executive’s legal representatives shall receive (A) such executive’s compensation that is earned but unpaid and (B) any other amounts or benefits owing to such executive under an employee benefit plan, long term incentive plan or equity plan (payments made under this subsection (ii) are collectively referred to as, the “Accrued Amounts”). If Dr. Festuccia’s employment is terminated without cause, because such executive is disabled or if such executive resigns for good reason, then such executive shall receive (i) such executive’s base salary for the time period that is remaining under such executive’s employment agreement or six months, whichever amount is less; (ii) such executive’s Equity Compensation; and (iii) such executive’s Accrued Amounts. If Dr. Festuccia is terminated by us for “cause,” resigns without good reason or retires, then such executive shall receive the Accrued Amounts.

Each employment agreement requires the executive to adhere to our policy that (a) prohibits an executive from disclosing confidential information regarding us, and (b) confirms that all intellectual property developed by an executive and relating to our business constitutes the sole and exclusive property of us.

Lee S. Rosen

On July 23, 2009, we entered into an employment agreement with Mr. Rosen to serve as our Chairman of the Board. Under the employment agreement, Mr. Rosen received an initial annual base salary of $198,000, was eligible to earn an annual performance-based cash bonus of up to 50% of his annual salary and a special cash bonus of up to $160,000 for assistance and support in raising equity capital for the Company.  The Compensation Committee awarded $100,000 of the special cash bonus in July 2009, and such amount has been subtracted from any cash compensation payable based on the achievement of 2009 performance goals.  The Compensation Committee awarded the remaining $60,000 of such special cash bonus in February 2010.

In addition, Mr. Rosen’s employment agreement provided for a grant of 932,500 stock options at a price of $1.05, of which 150,000 vested immediately, 104,353 time-based options that vest on each of July 23, 2010 and July 23, 2011, 104,354 time-based options that vest on July 23, 2012 and 469,440 performance-based options that vest equally over three years beginning on December 31, 2009, if certain performance targets for such years are met.  Mr. Rosen’s agreement also provided for the grant of 782,500 shares of restricted stock, of which 260,833 shares vest on each of July 23, 2010 and July 23, 2011 and 260,834 that vest on July 23, 2012.  Of the 932,500 options and 782,500 shares of restricted stock granted under the employment agreement, 521,667 options and 521,667 shares are subject to shareholder approval of additional shares available under the Omnibus Incentive Plan.

Mr. Rosen resigned as our Chairman of the Board, effective May 7, 2010, and we entered into a separation agreement with Mr. Rosen under which his employment agreement was terminated, which included the following material terms:

•	$95,000 in cash, less standard deductions and withholding;

•
the right to receive an additional $105,000, at the election of Mr. Rosen, in the form of (i) a note issued by the Company with a maturity date of three years from date of issuance and an interest rate equal to the interest rate of a three-year United States Treasury Note plus 2.0% on the date of issuance and other customary terms and conditions; or (ii) a number of shares of the Company’s common stock equal to the amount of the cash election divided by the closing price of the Company’s common stock on the Nasdaq Capital Market on the election date.  Mr. Rosen elected to receive stock on May 17, 2010;

•
accelerated vesting on certain time-based stock options and stock grants under Mr. Rosen’s previous Amended and Restated Employment Agreement with the Company, dated July 23, 2009 (the “Employment Agreement”),  consisting of (1) options to purchase 104,353 shares of the Company’s common stock; and (2) 260,833 shares of the Company’s common stock;

•	accelerated vesting on a certain previously granted three-year restricted stock grants, consisting of 226,316 shares of the Company’s common stock;

•
upon receipt of shareholder approval to issue sufficient available shares under the Company’s Omnibus Incentive Plan, (i) accelerated vesting on additional time-based options to purchase 208,707 shares of the Company’s common stock (the “Conditional Options”) and (ii) issuance of additional common stock grants consisting of 521,677 shares of the Company common Stock less the number of shares equal to $105,000 divided by the closing price of the Company’s common stock on the Nasdaq Capital Market on the election date (the “Conditional Stock Grant”).  The Conditional Options and Conditional Stock Grant were granted under Mr. Rosen’s previous Employment Agreement;

•	18 months of reimbursement for COBRA premiums in order to provide health and life insurance benefits at least equal to those provided at the time of separation; and

•	other accrued amounts under the Employment Agreement, as of May 7, 2010.

David A Gillespie

Mr. Gillespie resigned as our President, Chief Executive Officer and Director, effective March 16, 2009. On March 24, 2009, we entered into a separation agreement with Mr. Gillespie under which his employment agreement was terminated, which included the following material terms:

•
we paid Mr. Gillespie $50,000 in cash upon execution of the separation agreement (after the expiration of any required waiting periods) and an additional $50,000 in cash after raising $1.5 million in additional financing, in lieu of certain other cash amounts that may have been owed to Mr. Gillespie;

•	we issued Mr. Gillespie 100,000 shares of restricted common stock;

•	we deemed 67% of Mr. Gillespie’s 400,000 performance-based options for 2008 vested (which reflects the percentage of the 2008 Performance Goals met by all employees); and

•	both parties signed certain customary releases.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
David A. Gillespie (3) President & Chief Executive Officer	–	–		–	–	–	–

Lee S. Rosen	1,500,000	-		1.50	9/15/2016	150,000	118,500
Chairman of the Board	150,000	260,833	(4)	1.05	7/22/2019
	22,500	–		0.90	3/17/2019

Cary J. Claiborne (3)	393,660	315,000	(5)	4.00	11/30/2017	122,461	96,744
President, Chief Executive Officer &	–	911,406	(6)	1.25	05/26/2019
Chief Financial Officer	30,672	–		0.90	3/17/2019

David H. Goebel, Jr.	183,464	_		6.00	9/16/2017	48,697	38,471
Chief Operating Officer	24,509	–		0.90	3/17/2019
	–	300,000	(7)	0.91	9/8/2019

(1)
For Messrs. Rosen and Goebel, the 150,000 and 48,697 shares of unvested restricted stock, respectively, vests equally on April 9, 2010, 2011 and 2012.  For Mr. Claiborne, the 1,991 shares of unvested restricted stock vests equally on May 2010 and 2011 and 120,470 shares vest equally on April 9, 2010, 2011 and 2012.

(2)	Market value based on $0.79, the closing price of our common stock on the Nasdaq Capital Market on December 31, 2009.

(3)
Mr. Gillespie resigned as President, Chief Executive Officer and Director, effective March 16, 2009.  The Board of Directors has appointed Mr. Claiborne as President, Chief Executive Officer and Director and he has retained his role as Chief Financial Officer.

(4)
Of the 260,833 options to purchase common stock, 104,353 are time-based options which vest on July 23, 2010 and 156,480 are performance based options which vest contingent upon the achievement of certain performance targets determined at the end of December 31, 2009.

(5)
Of the 315,000 options to purchase common stock, 65,000 are time-based options and 250,000 are performance based options.  The time based options vest on December 1, 2010 and the 125,000 performance based options vest upon the achievement of certain financial targets determined at the end of December 31, 2009 and December 31, 2010.

(6)
Of the 911,406 options to purchase common stock, 450,000 are time-based options vest in three equal installments on each o f April 9, 2010, April 9, 2011 and April 9, 2012 and 461,406 are performance-based options which vest equally, contingent upon the achievement of certain financial targets determined at the end of December 31, 2009, December 31, 2010 and December 31, 2011.

(7)
The 300,000 options to purchase common stock include 120,000 time-based options which vest in three equal installments beginning on September 9, 2010 and 180,000 performance-based options which vest equally over three years, contingent upon the achievement of certain financial targets.

DIRECTOR COMPENSATION

We pay our directors for their attendance and participation at board and committee meetings.  We pay cash compensation to the non-executive directors according to the following schedule. In addition, we reimburse our directors for their out-of-pocket expenses.

Description	Compensation
Annual retainer for board membership	$20,000
Annual retainer for committee membership (retainer paid for each committee membership held)	$3,000
Annual retainer for serving as committee chairman (other than Audit) [1] (retainer paid for each chair position held)	$5,000
Annual retainer for Audit Committee chairman [1]	$10,000
Meeting fee for board and committee meeting attendance (including in person and telephonic meetings but not board consents)	$1,000 per meeting

(1)	Directors who are paid a committee chair retainer are not also paid a committee membership retainer.

The following table summarizes the compensation earned by our non-executive directors for their service as members of the Board of Directors during 2009.

Name and Principal Position	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Phillip E. Pearce (3)	57,833	115,264	173,097
John E. Mack	75,000	115,264	190,264
J. Robert Sheppard, Jr.	67,583	115,264	182,847
Steven Gilliland (4)	68,250	115,264	183,514

(1)	Includes annual retainers for board and committee membership earned or paid during fiscal year 2009.

(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(3)	Represents the amount earned or paid prior to Mr. Pearce’s death on October 22, 2009.

(4)	Mr. Gilliland resigned as a director on February 25, 2010.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Some brokers with account holders who are our shareholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker.

You may also request an additional proxy statement by sending a written request to:

New Generation Biofuels Holdings, Inc.
5850 Waterloo Road - Suite 140
Columbia, MD 21045

Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors does not intend to present to the special meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors

Miles F. Mahoney
President and Chief Executive Officer

Dated: January 14, 2011

NEW GENERATION BIOFUELS HOLDINGS, INC.
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5850 Waterloo Road - Suite 140
Columbia, MD 21045	ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NEW GENERATION BIOFUELS HOLDINGS, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NGENB1	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ..		DETACH AND RETURN THIS PORTION ONLY

NEW GENERATION BIOFUELS HOLDINGS, INC.

					For	Against	Abstain

1.	Amend the Company’s Articles of Incorporation to increase the authorized number of Shares of Common Stock from 100,000,000 to 500,000,000				O	O	O

2.	Amend the Company’s Omnibus Incentive Plan to increase the number of shares of common stock available for issuance under the plan from 10,000,000 to 30,000,000.				O	O	O

NOTE: In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.		O

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

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PROXY NEW GENERATION BIOFUELS HOLDINGS, INC. 5850 WATERLOO ROAD - SUITE 140, COLUMBIA, MD 21045 SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2011 SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Joseph N. Fasciglione and Dane R. Saglio, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock and Series B Preferred Stock (on an as converted basis) of New Generation Biofuels Holdings, Inc. held of record by the undersigned on December 30, 2010 at the 2011 Special Meeting of Shareholders to be held on February 10, 2011 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

Address change/comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)